                                                                   EXHIBIT 10.13

                          SECURITIES PURCHASE AGREEMENT

                             dated January 11, 2000

                                      among

                              CARVER BANCORP, INC.

                        MORGAN STANLEY & CO. INCORPORATED

                                       and

                        PROVENDER OPPORTUNITIES FUND L.P.



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                                TABLE OF CONTENTS
                                -----------------

                                                                                PAGE
                                                                                ----
                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.  Definitions.......................................................1

                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

SECTION 2.01.  The Purchase......................................................6
SECTION 2.02.  Closing Documentation.............................................6
SECTION 2.03.  Legending of Securities...........................................6

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

SECTION 3.01.  Corporate Existence and Power.....................................7
SECTION 3.02.  Corporate Authorization...........................................7
SECTION 3.03.  Governmental Authorization........................................8
SECTION 3.04.  Noncontravention..................................................8
SECTION 3.05.  Capitalization....................................................8
SECTION 3.06.  Subsidiaries......................................................9
SECTION 3.07.  Financial Statements.............................................10
SECTION 3.08.  Absence of Certain Changes.......................................10
SECTION 3.09.  No Material Undisclosed Liabilities..............................10
SECTION 3.10.  Litigation.......................................................11
SECTION 3.11.  Compliance with Laws.............................................11
SECTION 3.12.  SEC Reports......................................................11
SECTION 3.13.  Material Contracts...............................................11
SECTION 3.14.  Finders' Fees....................................................12
SECTION 3.15.  Offering of Securities...........................................12
SECTION 3.16.  Intellectual Property............................................12
SECTION 3.17.  Environmental Compliance.........................................12
SECTION 3.18.  Compliance with ERISA............................................13
SECTION 3.19.  Taxes............................................................13

SECTION 3.20. Regulatory Matters................................................14

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

SECTION 4.01.  Existence and Power..............................................16
SECTION 4.02.  Authorization....................................................16
SECTION 4.03.  Governmental Authorization.......................................16
SECTION 4.04.  Noncontravention.................................................16
SECTION 4.05.  Finders' Fees....................................................17
SECTION 4.06.  Private Placement................................................17

                                    ARTICLE 5

                   COVENANTS OF THE ISSUER AND THE PURCHASERS

SECTION 5.01.  Confidentiality..................................................18
SECTION 5.02.  Public Announcements.............................................18
SECTION 5.03.  Restrictions of Certain Actions by the Purchasers................19
SECTION 5.04.  Issuer Repurchases of Common Stock...............................19
SECTION 5.05.  Right of First Offer.............................................20
SECTION 5.06.  Board of Directors...............................................20
SECTION 5.07.  Certain Life Insurance...........................................21
SECTION 5.08.  Certain Other Arrangements.......................................21

                                    ARTICLE 6

                                  MISCELLANEOUS

SECTION 6.01.  Notices..........................................................21
SECTION 6.02.  Amendments; Waivers..............................................22
SECTION 6.03.  Successors and Assigns...........................................22
SECTION 6.04.  Survival.........................................................22
SECTION 6.05.  Entire Agreement.................................................22
SECTION 6.06.  Applicable Law...................................................23
SECTION 6.07.  Severability.....................................................23
SECTION 6.08.  Fees and Expenses................................................23
SECTION 6.09.  Counterparts.....................................................23

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated January 11, 2000 among Carver Bancorp, Inc., a Delaware corporation (the "ISSUER"), Morgan Stanley & Co. Incorporated, a Delaware corporation ("MS" and a "PURCHASER"), and Provender Opportunities Fund L.P., a Delaware limited partnership ("PROVENDER" and a "PURCHASER" and, together with MS, the "PURCHASERS").

         WHEREAS, the Issuer desires to sell the Securities (as defined below) to the Purchasers, and the Purchasers desire to purchase the Securities from the Issuer, upon the terms and subject to the conditions hereinafter set forth;

         NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that neither the Purchaser nor any of its Subsidiaries shall be considered an Affiliate of the Issuer.

         "APPLICABLE LAW" means any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, directive, requirement, ruling or decision of, agreement with, or by any Governmental Authority.

         "BALANCE SHEET" means the unaudited consolidated balance sheet of the Issuer and its Subsidiaries as of the Balance Sheet Date.

         "BALANCE SHEET DATE" means November 30, 1999.

         "BENEFIT ARRANGEMENT" means any employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the U.S. Securities and Exchange Commission or any governmental body succeeding to the functions thereof.

         "COMMON STOCK" means the common stock, par value $.01 per share, of the Issuer.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule dated the date hereof and separately delivered by the Issuer to the Purchasers.

         "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, whether now or hereafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL LIABILITIES" means all liabilities of the Issuer and each of its Subsidiaries, whether contingent or fixed, known or unknown, which
(i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA GROUP" means the Issuer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer, are treated as a single employer under Section 414 of the Code.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "GOVERNMENTAL AUTHORITY" means any governmental body, agency or official of any country or political subdivision of any country, including, but not limited to, federal, state, county and local governments, administrative agencies and courts.

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         "HAZARDOUS SUBSTANCE" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

         "HOLA" means the Home Owners' Loan Act of 1933, as amended.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "MATERIAL ADVERSE EFFECT" means any change or effect (or aggregation of changes and effects) that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Issuer and its Subsidiaries, taken as a whole.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "PERSON" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PREFERRED STOCK" means the preferred stock, par value $.01 per share, of the Issuer.

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         "PURCHASE PRICE" means, in the case of MS, $1,000,000 in immediately available funds and, in the case of Provender, $1,500,000 in immediately available funds.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated January 11, 2000 among the Issuer and the Purchasers.

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

         "SEC REPORTS" means the forms, reports and documents filed with the Commission.

         "SECURITIES" means, in the case of MS, 40,000 shares of Series A Preferred Stock and, in the case of Provender, 60,000 shares of Series B Preferred Stock.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of Series A Preferred Stock, substantially in the form attached as Exhibit A hereto.

         "SERIES A PREFERRED STOCK" means the Issuer's Series A Convertible Preferred Stock, par value $.01 per share.

         "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, substantially in the form attached as Exhibit B hereto.

         "SERIES B PREFERRED STOCK" means the Issuer's Series B Convertible Preferred Stock, par value $.01 per share.

         "SUBSIDIARY" means, with respect to any Person, any other Person of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "TAX" (and, with correlative meaning, "TAXES") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Issuer or any of its Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Issuer or any of its Subsidiaries, as the case may be, imposed by any governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign) and (ii) any liability of the Issuer or any of its Subsidiaries for the payment of any amount as a result of being a party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

         (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                                      SECTION
----                                                                      -------

10-K                                                                      3.09
10-Qs                                                                     3.09
Exercise Notice                                                           5.05(a)
Intellectual Property                                                     3.16
Issuer                                                                   Preamble
Issuer Securities                                                         3.05(b)
MS                                                                       Preamble
Material Contract                                                         3.13
Offer                                                                     5.05(a)
Offer Price                                                               5.05(a)
Offered Shares                                                            5.05(a)
Provender                                                                Preamble
Purchasers                                                               Preamble
Regulatory Authorities                                                    3.20(c)
Regulatory Reports                                                        3.20(c)
Representatives                                                           6.01
Returns                                                                   3.19
Subsidiary Securities                                                     3.06(b)
Transfer Notice                                                           5.05(a)



                                    ARTICLE 2

                         PURCHASE AND SALE OF SECURITIES

         SECTION 2.01. The Purchase. Upon the basis of the representations and warranties herein contained of the Purchasers, the Issuer hereby sells to each Purchaser, and each Purchaser, upon the basis of the representations and warranties herein contained of the Issuer, hereby purchases severally and not

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jointly from the Issuer the Securities for the Purchase Price. The Issuer hereby delivers to each Purchaser, against payment of the Purchase Price by such Purchaser to the Issuer, certificates evidencing the Securities being purchased in definitive form and registered in the name of such Purchaser.

         SECTION 2.02. Closing Documentation. In connection herewith, the parties are taking (or causing to be taken) the following actions:

          (a) the Series A Certificate of Designations and the Series B Certificate of Designations shall have been filed with the Secretary of State of Delaware;

          (b) the Registration Rights Agreement shall be executed and delivered by the Issuer and the Purchasers; and

          (c) Thacher Proffitt & Wood, counsel to the Issuer, shall deliver to each Purchaser an opinion covering certain matters relating to the sale and issuance of the Securities.

         SECTION 2.03. Legending of Securities. (a) All shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock to be issued to the Purchasers hereunder shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A RIGHT OF FIRST OFFER SET FORTH IN A CERTAIN SECURITIES PURCHASE AGREEMENT DATED JANUARY 11, 2000 AMONG THE CORPORATION, MORGAN STANLEY & CO. INCORPORATED AND PROVENDER OPPORTUNITIES FUND L.P. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          (b) The Issuer agrees to remove the first sentence of foregoing legend at the request of the Purchaser (i) at such time as the shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, are freely transferable pursuant to Rule 144(k) or (ii) upon delivery of an opinion of counsel reasonably acceptable to the Issuer to the effect that such shares may be transferred without registration under the Securities Act. The Issuer agrees to remove the second sentence of the foregoing legend at the request of a Purchaser at such time as the shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, are no longer subject to the right of first offer set forth in Section 5.05.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

                  The Issuer represents and warrants to each Purchaser that, except as disclosed in the Disclosure Schedule:

         SECTION 3.01. Corporate Existence and Power. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Issuer is registered as a savings and loan holding company under the HOLA. The Issuer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Issuer has heretofore made available to each Purchaser or its counsel true and complete copies of the certificate of incorporation and bylaws of the Issuer as currently in effect.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by the Issuer of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby are within the Issuer's corporate powers and have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement constitutes and, when executed and delivered in accordance with its terms, the Registration Rights Agreement will constitute, a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally or the reorganization of financial institutions, (ii) for limitations imposed by general principles of equity and (iii) that rights to indemnity may be limited by federal and state securities laws and public policy considerations. The Securities, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens other than Liens arising as a result of the status of the Purchasers. The shares of Common Stock issuable upon conversion of the Securities have been reserved for issuance and will, when issued, be validly issued and outstanding, fully paid and nonassessable, and free and clear of any Liens other than Liens arising as a result of the status of the Purchasers.

         SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Issuer of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of any Governmental Authority except (i) the filing of the Series A Certificate of Designations and the Series B Certificate of Designations in accordance with the law of the State of Delaware, (ii) the filing of a listing application for the shares of Common Stock issuable upon conversion of the Securities with the American Stock Exchange, (iii) any filing required pursuant to the securities laws of the State of New York and (iv) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby and thereby.

         SECTION 3.04. Noncontravention. The execution, delivery and performance by the Issuer of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of the Issuer, (ii) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Issuer or any Subsidiary of the Issuer or to a loss of any material benefit to which the Issuer or any Subsidiary of the Issuer is entitled under any provision of any agreement or other instrument binding upon the Issuer or any Subsidiary of the Issuer or (iv) result in the creation or imposition of any Lien on any material asset of the Issuer or any Subsidiary of the Issuer, except for, in the case of clauses (ii), (iii) and (iv), such matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.05. Capitalization. (a) The authorized capital stock of the Issuer consists of 12,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The outstanding shares of Common Stock and Preferred Stock as well as all securities convertible into or exchangeable for shares of Common Stock as of December 31, 1999 are set forth on the Disclosure Schedule. No shares of Common Stock or Preferred Stock or any securities convertible into or exchangeable for shares of Common Stock have been issued since such date.

          (b) All of the outstanding shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.05(a), there are no outstanding (i) shares of capital stock or voting securities of the Issuer, (ii) securities of the Issuer or any Subsidiary of the Issuer convertible into or exchangeable for shares of capital stock or voting securities of the Issuer or (iii) options or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligation of the Issuer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Issuer (the items in clauses 3.05(b)(i), 3.05(b)(ii) and 3.05(b)(iii) being referred to collectively as the "ISSUER SECURITIES"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer to repurchase, redeem or otherwise acquire any Issuer Securities.

         SECTION 3.06. Subsidiaries. (a) Carver Federal Savings Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States. Each other Subsidiary of the Issuer is a corporation or limited liability company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Subsidiary of the Issuer has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Subsidiary of the Issuer is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) All of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary of the Issuer is owned by the Issuer, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are no outstanding (i) securities of the Issuer or any Subsidiary of the Issuer convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary of the Issuer or (ii) options or other rights to acquire from the Issuer or any Subsidiary of the Issuer, or other obligation of the Issuer or any Subsidiary of the Issuer to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary of the Issuer (the items in clauses 3.06(b)(i) and 3.06(b)(ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Issuer or any Subsidiary of the Issuer to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.07. Financial Statements. The audited consolidated balance sheet as of March 31, 1999 and the related audited consolidated statement of income and cash flows for the fiscal year ended March 31, 1999 and the unaudited interim consolidated balance sheet for the six months ended September 30, 1999 and the related unaudited interim consolidated statements of income and cash flows for the six months ended September 30, 1999 of the Issuer and its Subsidiaries and the Balance Sheet have been delivered by the Issuer to the Purchaser. Such financial statements fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Issuer and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements).

         SECTION 3.08. Absence of Certain Changes. Since the Balance Sheet Date, the business of the Issuer and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or an adverse effect on the ability of the Issuer to perform its obligations under this Agreement and the Registration Rights Agreements.

         SECTION 3.09. No Material Undisclosed Liabilities. There are no liabilities of the Issuer or any Subsidiary of the Issuer of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected, individually or in the aggregate, to result in such a liability, other than:

          (i) liabilities provided for in the Balance Sheet or disclosed in the notes thereto or in the Form 10-K of the Issuer for the year ended March 31, 1999, as amended on Form 10-K/A (as so amended, the "10-K"), or in the Forms 10-Q of the Issuer for the quarters ended June 30, 1999 and September 30, 1999 (the "10-Qs");

         (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices;

         (iii) liabilities under this Agreement and the Registration Rights Agreement or incurred in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; and

         (iv) other undisclosed liabilities which, individually or in the aggregate, are not material to the Issuer and its Subsidiaries, taken as a whole.

         SECTION 3.10. Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Subsidiary of the Issuer or any of their respective properties before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 3.11. Compliance with Laws. Neither the Issuer nor any Subsidiary of the Issuer is in violation of, or has since January 1, 1997 violated, or to the best knowledge of the Issuer, is under investigation with respect to or been threatened to be charged with or given notice of any violation of, any Applicable Law, in each case other than any such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.12. SEC Reports. Since January 1, 1997, the Issuer has filed all required SEC Reports when due (or within permitted extension periods) in accordance with the Exchange Act. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates (or, in the case of any amended SEC Report, as of the date of the amendment), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.13. Material Contracts. Each of the agreements, contracts, leases and commitments listed as an exhibit to the 10-K, any of the 10-Qs or any Form 8-K filed with the Commission since January 1, 1999 (each, a "MATERIAL CONTRACT") is a legal, valid and binding agreement of the Issuer or a Subsidiary of the Issuer, as the case may be, and is in full force and effect, and none of the Issuer, such Subsidiary or, to the knowledge of the Issuer, any other party thereto is in default or breach, in each case except for any such default or breach that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, to the best knowledge of the Issuer, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

         SECTION 3.14. Finders' Fees. The fees and commissions of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Issuer in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement, including without limitation Keefe, Bruyette & Woods, will be paid by the Issuer.

         SECTION 3.15. Offering of Securities. Neither the Issuer nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Issuer under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Securities) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

         SECTION 3.16. Intellectual Property. The Issuer and each of its Subsidiaries owns, or has the legal right to use, all material patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes and other intellectual property rights necessary for each of them to conduct its business as currently conducted (the "INTELLECTUAL PROPERTY"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Issuer know of any facts or circumstances that could provide a reasonable basis for any such claim. To the best knowledge of the Issuer, the use of such Intellectual Property by the Issuer and its Subsidiaries does not infringe on the rights of any Person, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.17. Environmental Compliance. (a) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer's best knowledge, threatened by any governmental or other entity (i) with respect to any alleged material violation by the Issuer or any of its Subsidiaries of any Environmental Law, (ii) with respect to any alleged failure by the Issuer or any of its Subsidiaries to have any material permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of their businesses or (iii) with respect to any Regulated Activity or any release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) (i) Neither the Issuer nor any of its Subsidiaries has engaged in any Regulated Activity other than in compliance in all material respects with all applicable Environmental Laws and (ii) to the best knowledge of the Issuer, no release, as defined in 42 U.S.C. 9601(22), of any Hazardous Substance has occurred at or on any property now or previously owned or leased by the Issuer or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) To the best knowledge of the Issuer, there are no Environmental Liabilities that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.18.  Compliance with ERISA.  Each member of the ERISA
Group has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan to the extent the ERISA Group maintains such plans. No member of the ERISA Group has (a) sought a waiver of the minimum funding standards under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA.

         SECTION 3.19. Taxes. (a) The Issuer and each of its Subsidiaries has filed in accordance with Applicable Law, all material Tax returns, statements, reports and forms (collectively, "RETURNS") required to be filed with any Taxing Authority when due (taking into account any extension of a required filing date); (b) at the time filed, such Returns were true, correct and complete in all material respects; (c) the Issuer and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Returns that have been filed; (d) the charges, accruals and reserves for Taxes reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate under United States generally accepted accounting principles, consistently applied, to cover the Tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, investigation, audit or claim pending or, to the knowledge of the Issuer, threatened against or with respect to it in respect of any Tax; (f) all Returns filed with the City of New York with respect to Tax years of the Issuer and its Subsidiaries through the Tax year ended March 31, 1998 have been examined and closed or are Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; no Returns filed with any other Taxing Authority with respect to any Tax years of the Issuer and its Subsidiaries have been examined, and all Returns filed with any other Taxing Authority with respect to Tax years of the Issuer and its Subsidiaries through the Tax year ended March 31, 1998 are Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; (g) neither the Issuer nor any of its Subsidiaries has any obligation under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or any other agreement or arrangement in respect of any Tax with any Person other than the Issuer or its Subsidiaries; (h) neither the Issuer nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Issuer was the common parent; (i) proper and adequate amounts have been withheld by the Issuer and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the Tax, social security and unemployment, excise and other withholding provisions of all federal, state, local and foreign laws; (j) there is no Tax lien, whether imposed by any federal, state, local, or foreign taxing authority, outstanding against the assets, properties or business of the Issuer or any of its Subsidiaries, other than any liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (k) the Issuer is not now, has never been and does not contemplate becoming a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury regulations thereunder.

         SECTION 3.20. Regulatory Matters. (a) Carver Federal Savings Bank is the only "insured depository institution" within the meaning of the FDIA that is, directly or indirectly, "controlled" by the Issuer within the meaning of the FDIA and is the only federal savings bank of which 5% or more of any class of voting securities are directly or indirectly owned or controlled by the Issuer, all within the meaning of the HOLA. Carver Federal Savings Bank maintains in full force and effect deposit insurance with the FDIC through the Bank Insurance Fund or Savings Association Insurance Fund, and has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. As of the date hereof, Carver Federal Savings Bank is rated Satisfactory under the Community Reinvestment Act.

          (b) Carver Federal Savings Bank has paid, as and when due, all fees, charges, assessments, or the like, to each and every governmental or regulatory agency having jurisdiction with respect to it as required by law, regulation, or rule, other than any such items the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) Since January 1, 1997, the Issuer and its Subsidiaries have filed all material reports, registrations, applications and statements, together with any amendments required to be made with respect thereto, that are required to be filed with (A) the Office of Thrift Supervision, (B) the FDIC, and (C) any other applicable federal or state banking authorities (all such authorities referred to collectively as "REGULATORY AUTHORITIES," and all such filings and reports referred to collectively as the "REGULATORY REPORTS"). As of its filing date, each Regulatory Report complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed. Except for examinations conducted by a Regulatory Authority in the regular course of the business of the Issuer and its Subsidiaries since January 1, 1997, no Regulatory Authority has initiated any proceeding, or, to the knowledge of the Issuer or its Subsidiaries, any investigation, into the business or operations of the Issuer or its Subsidiaries. There is no unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement relating to any examination or the Issuer or its Subsidiaries, except as to such matters which would not have a Material Adverse Effect.

          (d) Neither the Issuer nor any of its Subsidiaries is a party to any commitment letter or similar undertaking to, cease-and-desist order or written agreement or memorandum of understanding with, or subject to any written order or directive from, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any federal or state governmental authority charged with the supervision or regulation of banks or engaged in the insurance of bank deposits, nor has the Issuer or its Subsidiaries been advised that any such governmental authority is contemplating issuing or requesting any of the foregoing.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby represents and warrants to the Issuer, severally as to itself only and not jointly as to the other Purchaser, that:

         SECTION 4.01. Existence and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Such Purchaser is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Purchaser.

         SECTION 4.02. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, are within such Purchaser's powers (corporate, partnership or otherwise) and have been duly authorized by all necessary action on the part of such Purchaser. This Agreement constitutes and, when executed and delivered in accordance with its terms, the Registration Rights Agreement will constitute, a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, (ii) for limitations imposed by general principles of equity and
(iii) that rights to indemnity may be limited by federal and state securities laws and public policy considerations.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

         SECTION 4.04. Noncontravention. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate the organizational documents of such Purchaser, (ii) assuming compliance with the matters referred to in Section 4.03, violate any Applicable Law, except for any such violation which would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated hereby and thereby or (iii) require any consent or other action by any Person, or constitute a default, under any provision of any agreement or other instrument binding upon such Purchaser, except as to matters which would not be material to such Purchaser.

         SECTION 4.05. Finders' Fees. The fees and commissions of any investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Purchaser in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement will be paid by such Purchaser.

         SECTION 4.06. Private Placement. (a) Such Purchaser understands that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws.

          (b) The Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and without a view to the resale or distribution of such Securities or any interest therein other than in a transaction exempt from registration under the Securities Act.

          (c) Such Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act.

          (d) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities. Such Purchaser understands that its investment in the Securities involves a high degree of risk.

          (e) Such Purchaser has been furnished with and carefully read a copy of the Form 10-K, each of the Form 10-Qs and this Agreement and has been given the opportunity to ask questions of, and receive answers from, the Issuer concerning the terms and conditions of the Securities and other related matters. The Issuer has made available to such Purchaser or its agents all documents and information relating to an investment in the Securities requested by or on behalf of such Purchaser.

          (f) Such Purchaser understands that the Securities have not been and, except as provided in the Registration Rights Agreement, are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred except in compliance with the Securities Act or state securities laws.

                                    ARTICLE 5

                   COVENANTS OF THE ISSUER AND THE PURCHASERS

         SECTION 5.01. Confidentiality. Each Purchaser will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, financing sources, financial institutions, and agents (the "REPRESENTATIVES") to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or national stock exchange, all confidential documents and information concerning the Issuer or any of its Affiliates that are furnished to such Purchaser, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such Purchaser or such Representatives, (ii) in the public domain through no fault of such Purchaser or its Representatives (with respect to information received in their capacity as such) or (iii) later acquired by such Purchaser or such Representatives from sources other than the Issuer or any of its Affiliates not known by such Purchaser or such Representatives, as applicable, to be bound by any confidentiality obligation; provided that such Purchaser may disclose such information to any of its Representatives in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement so long as such Persons are informed by such Purchaser of the confidential nature of such information and are directed by such Purchaser to treat such information confidentially. The obligation of each Purchaser to hold and to cause its Representatives to hold any such information in confidence shall be satisfied if such Purchaser exercises the same care with respect to such information as such Purchaser would take to preserve the confidentiality of its own similar information. If a Purchaser or any of its Representatives is requested to disclose any confidential information by judicial or administrative process or by other requirements of law or a national stock exchange, such Purchaser will promptly notify the Issuer of such request so that the Issuer may seek an appropriate protective order. Each Purchaser agrees that it will not, and will use its reasonable best efforts to cause its Representatives not to, use any confidential documents or information for any purpose other than monitoring and evaluating its investment in the Issuer and in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

         SECTION 5.02. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, the parties have agreed upon the form of press release to be issued by the Issuer in connection with the execution of this Agreement and each party may make public statements that are materially consistent with such press release without prior consultation with the other party.

         SECTION 5.03. Restrictions of Certain Actions by the Purchasers. For so long as any Purchaser owns any Preferred Stock or any Common Stock, without the Issuer's prior consent, such Purchaser will not, and will cause each of its Affiliates not to, directly or indirectly:

          (a) make, or take any action to solicit, initiate or encourage, either alone, in conjunction with another Person or as part of a group (as such term is defined in Section 13(d)(3) of the Exchange Act), any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Issuer or the acquisition of (i) any equity interest in excess of five percent of the total voting power of the Issuer's voting securities or (ii) a substantial portion of the assets of the Issuer or any Subsidiary;

          (b) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act or any successor provision), solicit any consent or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act or any successor provision);

          (c) grant any proxies with respect to any Preferred Stock or Common Stock to any Person (other than as recommended by the Board of Directors of the Issuer) or deposit any such securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof (other than a proxy granted to, or a voting trust or arrangement with, one or more of its Affiliates); or

          (d) initiate, support or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Issuer as described in Rule 14a-8 under the Exchange Act (other than as recommended by the Board of Directors of the Issuer), or induce or attempt to induce any other Person to initiate any such stockholder proposal.

          SECTION 5.04. Issuer Repurchases of Common Stock. In the case of MS, the Issuer agrees that, for so long as MS shall hold Series A Preferred Stock or shares of Common Stock received upon the conversion of Series A Preferred Stock, the Issuer (i) shall give MS prompt notice of the adoption by the Issuer of any plan or program to repurchase shares of Common Stock and (ii) to the extent that the repurchase of such shares would cause MS to hold shares of Common Stock (on an as converted basis) equal to more than 4.99% of the outstanding shares of Common Stock (assuming full conversion of the Series A Preferred Stock), the Issuer shall repurchase from MS a proportionate number of shares of Series A Preferred Stock at a price per share equal to the greater of (A) the liquidation preference per share plus an amount equal to accrued and unpaid dividends thereon (whether or not declared) to the date fixed for repurchase and (B) the value of the shares of Common Stock into which such share of Series A Preferred Stock is convertible based on the average weighted price per share of Common Stock paid pursuant to such repurchase plan or program.

         SECTION 5.05. Right of First Offer. (a) If a Purchaser desires to transfer (i) any shares of Preferred Stock prior to the fourth anniversary of the date hereof or (ii) any shares of Common Stock issued upon conversion of Preferred Stock, such Purchaser shall give prompt written notice (the "TRANSFER NOTICE") to the Issuer of such intention, specifying the number of shares of Preferred Stock or Common Stock proposed to be transferred (the "OFFERED SHARES"). The Transfer Notice shall constitute an irrevocable offer (the "OFFER") by such Purchaser to sell to the Issuer the Offered Shares at a price (the "OFFER PRICE") equal to (A) in the case of Preferred Stock, the aggregate price specified by such Purchaser in the Transfer Notice and (B) in the case of the Common Stock, the aggregate Daily Price (as defined in the Series A Certificate of Designations or the Series B Certificate of Designations, as the case may be) of such Offered Shares on the Business Day immediately prior to date of delivery of the Transfer Notice. The Issuer shall have the right, exercisable by the Issuer within three Business Days after receipt of such Transfer Notice, to elect to purchase all, but not a part of, the Offered Shares specified in such Transfer Notice for cash at the Offer Price by delivery of a written notice (the "EXERCISE NOTICE") to such Purchaser stating the Issuer's irrevocable acceptance of the Offer.

          (b) If the Issuer elects to purchase the Offered Shares, the closing of the purchase of the Offered Shares shall take place on a mutually acceptable closing date which shall be not more than five Business Days after delivery of the Exercise Notice. The closing shall take place at such time and place as the parties mutually agree.

          (c) If the Issuer fails to elect to purchase the Offered Shares within the period specified in Section 5.05(a), such Purchaser shall be free, during the 60-day period following the expiration of such period, to transfer any portion of or all the Offered Shares at a price not less than 95% of the Offer Price.

         SECTION 5.06. Board of Directors. (a) Provender shall be entitled to designate one director nominee to the Board of Directors of the Issuer for so long as it continues to beneficially own shares of Series B Preferred Stock (or shares of Common Stock received upon the conversion thereof) representing at least 50% of the Series B Preferred Stock (or the shares of Common Stock received upon the conversion thereof) purchased by Provender pursuant to this Agreement. Such director nominee shall be reasonably acceptable to the Issuer and shall initially be Fred Terrell. The Issuer agrees to use its best efforts to take all actions necessary to have such director nominee elected to the Board of Directors. The Issuer shall be deemed to have used its best efforts to elect such director nominee to the Board of Directors if it nominates such designee, includes the designee in the Issuer's proxy statement, recommends a vote for such designee and casts proxies given to the Issuer in favor of such designee.

          (b) The director nominated pursuant to this Section 5.06 shall be entitled to receive the same compensation and benefits that are provided to the other non- executive members of the Board of Directors.

         SECTION 5.07. Certain Life Insurance. As promptly as practicable after the date hereof, the Issuer shall procure a life insurance policy in an amount not less than $2,500,000 on the life of the current President and Chief Executive Officer of the Issuer. The Issuer shall maintain such policy for so long as the Series A Preferred Stock or the Series B Preferred Stock is outstanding.

         SECTION 5.08. Certain Other Arrangements. For so long as the Purchasers hold Preferred Stock, in the event that the Issuer determines to issue shares of another series of Preferred Stock, each Purchaser shall have the option to exchange all (but not less than all) of its Preferred Stock for such other series of Preferred Stock on a dollar-for-dollar basis based on the liquidation preference and accrued but unpaid dividends on such Purchaser's shares of Preferred Stock and the liquidation preference or issue price, if lower, of such other series of Preferred Stock.

                                    ARTICLE 6

                                  MISCELLANEOUS

         SECTION 6.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature page hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 6.01 and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 6.01.

         SECTION 6.02. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         SECTION 6.03. Successors and Assigns. This provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign any of its rights and obligations under this Agreement without the other party's prior written consent.

         SECTION 6.04. Survival. The representations and warranties contained in this Agreement shall survive the Closing until December 31, 2000, except that
(i) the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.05, 4.01, 4.02, and 4.03 shall survive indefinitely and (ii) the representations and warranties contained in Sections 3.17, 3.18 and 3.19 shall survive until the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof, if applicable). Notwithstanding the preceding sentence, any representation or warranty in respect of which a claim may be brought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such claim shall have been given in reasonable detail to the party against whom such claim may be brought prior to such time. The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their terms or, if no term is specified, indefinitely.

         SECTION 6.05. Entire Agreement. This Agreement (including the Disclosure Schedule), the Registration Rights Agreement and any other documents executed concurrently herewith constitute the entire agreement and understanding of the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

         SECTION 6.06. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 6.07. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         SECTION 6.08. Fees and Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses. In the case of Provender, the Issuer shall pay reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by Provender in connection with the purchase of the Securities in an amount up to, but not exceeding, $50,000. The Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the Securities.

         SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CARVER BANCORP, INC.

                              By:   /s/ Deborah C. Wright
                                   ----------------------------------------
                                   Name: Deborah C. Wright
                                   Title: President and Chief Executive
                                            Officer

                              Address for notices:
                              --------------------

                                   Carver Bancorp, Inc.
                                   75 West 125th Street
                                   New York, New York 10027
                                   Facsimile: (212) 426-6214
                                   Attention: President and Chief Executive
                                                Officer

                              MORGAN STANLEY & CO. INCORPORATED

                              By:   /s/ Roxanne M. Beer
                                   ----------------------------------------
                                   Name: Roxanne M. Beer
                                   Title:   Vice President

                              Address for notices:
                              --------------------

                                   Morgan Stanley & Co. Incorporated
                                   1585 Broadway
                                   New York, NY 10036
                                   Facsimile: 212-761-0358
                                   Attention: Roxanne M. Beer

                              PROVENDER OPPORTUNITIES FUND L.P.

                              By:   /s/ Derek K. Jones
                                   ----------------------------------------
                                   Name: Derek K. Jones
                                   Title:   General Partner

                              By:   /s/ Raymond J. Walsh, Jr.
                                   ----------------------------------------
                                   Name: Raymond J. Walsh, Jr.
                                   Title:   General Partner

                              Address for notices:

                                   Provender Capital Group, LLC
                                   17 State Street
                                   New York, New York 10004
                                   Facsimile: (212) 271-8875
                                   Attention: Raymond J. Walsh, Jr.